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Exhibit 99

Main Street Banks, Inc. Announces Its 2003 Second Quarter Earnings
Conference Call on the Web; Live and Archived Conference Call Notification

ATLANTA, July 2, 2003/PRNewswire—FirstCall—In conjunction with the Second Quarter 2003 Earnings Release from Main Street Banks, Inc. (NASDAQ: MSBK), you are invited to listen to its conference call that will be broadcast live over the Internet on Wednesday, July 16 at 10:00 am Eastern Daylight Time (EDT).

What:	Main Street Banks, Inc. 2nd Quarter 2003 Earnings Release Conference Call
When:	Wednesday, July 16th, 2003 @ 10:00 am EDT
Where:	Live via the Internet and Windows Media Player http://www.mainstreetbank.com to conference in via the web. Then click "2nd Quarter 2003 Earnings Release Conference Call on the Web".
Live via telephone 1-800-362-0571 to conference in via telephone. When asked for the conference ID, simply tell the operator "MAINSTREET".
Contact:	Cheryl Blackwell, 770-422-2888

Beginning July 17th, and for a limited time thereafter, listeners may access archived versions of the presentation on the Investor Relations section of www.mainstreetbank.com and at 1-800-566-0161.

About Main Street
Main Street Banks, Inc., a $1.8 billion asset, community-banking organization based in metropolitan Atlanta, provides a broad range of banking, investment, insurance, and mortgage products and services through its 27 branch offices located in nine of Georgia's fastest growing counties.

SOURCE: Main Street Banks, Inc.
http://www.mainstreetbank.com

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Main Street Banks, Inc. Announces Its 2003 Second Quarter Earnings Conference Call on the Web; Live and Archived Conference Call Notification